UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the registrant ☑

Filed by a party other than the registrant ☐

Check the appropriate box:

☐  Preliminary proxy statement
☐  Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐  Definitive proxy statement
☑  Definitive additional materials
☐  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

MEDICAL CONNECTIONS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, schedule or registration statement no.:
(3)	Filing party:
(4)	Date Filed:

MEDICAL CONNECTIONS HOLDINGS, INC.
4800 T Rex Avenue, Suite 310
Boca Raton, Florida 33431
(800) 681-2056

December 22, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF AN INFORMATION STATEMENT AND ANNUAL REPORT PERTAINING TO OUR NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholder:

Under the Securities and Exchange Commission ("SEC") rules, you are receiving this notice ("Notice") that the Information Statement and Annual Report on Form 10-K for the year ended December 31, 2009 (collectively, the "Information Statement Materials") of Medical Connections Holdings, Inc. (the "Company") relating to the Company's notice of shareholder action by written consent dated as of December 22, 2010 ("Written Consent"), are available on the Internet. This communication presents only an overview of the more complete materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the Information Statement Materials.

The Information Statement, Annual Report on Form 10-K for fiscal 2009 and Notice, which constitute the Information Statement Materials, are available at www.mcthcorporate.com under the tab "Investor Relations – Information Statement Materials."  If you wish to receive a paper or e-mail copy of the Information Statement Materials, you must request these documents by contacting Brian R. Neill, our Chief Financial Officer at our address or phone number set forth above. There is no charge for requesting copies of these documents. Unless you make a request for a paper or e-mail copy of the Information Statement Materials, you will not receive a paper or e-mail copy of these documents.

The Written Consent executed by our majority shareholders: (i) elects incumbent directors, Dr. Albert G. Biehl, Anthony J. Nicolosi, Jeffrey S. Rosenfeld, Robert B. Taylor and James E. Wallace to serve as directors of our Company until the next Annual Meeting of Shareholders or until their successors are elected and qualified and (ii) approves an amendment to our Articles of Incorporation to increase our authorized capital to 200 million shares of common stock and 10 million shares of preferred stock.  These actions will be effective no earlier than 40 days after the date of the mailing of this Notice.

There will be no meeting held as the foregoing actions have been taken by consent of shareholders owning a majority of the Company's total voting power.  The Company is not soliciting proxies from any shareholders and will not accept any proxies, consents, or votes from any shareholder as a result of this Notice.

Please contact us with any questions regarding this cost-saving process.
Medical Connections Holdings, Inc.

/s/ Jeffrey S. Rosenfeld
Chief Executive Officer

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